SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

         / /      Preliminary Proxy Statement

         / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         /X/      Definitive Proxy Statement

         / /      Definitive Additional Materials
         / /      Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or
                  Section 240.14a-12

                               INAMED CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Persons(s) Filing Proxy Statement)

         Payment of Filing Fee (Check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------


         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         (5)      Total fee paid:

--------------------------------------------------------------------------------


         / /      Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------


        / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------


         (3)      Filing Party:

--------------------------------------------------------------------------------


         (4)      Date Filed:

--------------------------------------------------------------------------------

                               INAMED CORPORATION

                           5540 EKWILL STREET, SUITE D
                         SANTA BARBARA, CALIFORNIA 93111

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, JUNE 3, 1999

                      ------------------------------------


TO THE STOCKHOLDERS OF INAMED:

         We invite you to attend our annual stockholders' meeting on Thursday, June 3, 1999 at 460 Ward Drive, Santa Barbara, California 93111 at 10:30 a.m. At the meeting, you will hear an update on our operations, have a chance to meet some of our directors and executives, and act on the following matters:

                  1)       To elect eight (8) directors to a one year term;
                  2) To ratify the appointment of BDO Seidman, LLP as the Company's independent accountants for fiscal 1999; and
                  3) Any other matters that properly come before the meeting.

         This booklet includes a formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominees.

         Only stockholders of record at the close of business on April 19, 1999 will be entitled to vote at the annual meeting. Even if you only own a few shares, we want your shares to be represented at the annual meeting. I urge you to complete, sign, date, and return your proxy card promptly in the enclosed envelope.

         We have also provided you with the exact place and time of the meeting if you wish to attend in person.

                                   By Order of the Board of Directors
                                   INAMED CORPORATION



                                   CAROL A. BRENNAN
                                   Secretary
Dated: April 30, 1999

                               INAMED CORPORATION

                           5540 EKWILL STREET, SUITE D
                         SANTA BARBARA, CALIFORNIA 93111

                            -------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                             -----------------------
                              1999 PROXY STATEMENT
                            -------------------------


         This proxy statement contains information related to the annual meeting of stockholders of INAMED Corporation to be held on Thursday, June 3, 1999, beginning at 10:30 a.m., at 460 Ward Drive, Santa Barbara, California 93111, and at any postponements or adjournments thereof.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At the Company's annual meeting, stockholders will hear an update on the Company's operations, have a chance to meet some of its directors and executives and will act on the following matters:

                  1)       To elect eight (8) directors to a one year term;
                  2) To ratify the appointment of BDO Seidman, LLP as the Company's independent accountants for fiscal 1999; and
                  3) Any other matters that properly come before the meeting.

WHO MAY VOTE

         Stockholders of INAMED Corporation, as recorded in our stock register on April 19, 1999, may vote at the meeting. As of April 19, 1999, we had 11,472,314 shares of Common Stock eligible to vote. We have only one class of voting shares. All shares in this class have equal voting rights of one vote per share.

HOW TO VOTE

         You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

HOW PROXIES WORK

         Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director nominees. You may also vote for or against the other proposal or abstain from voting.

         If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of all our director nominees and in favor of the ratification of the appointment of BDO Seidman, LLP as the independent accountants.

         You may receive more than one proxy or voting card depending on how you hold your shares. If you hold shares through someone else, such as a stockbroker, you may get materials from them asking how you want to vote. The latest proxy card we receive from you will determine how we will vote your shares.

REVOKING A PROXY

         There are three ways to revoke your proxy. First, you may submit a new proxy with a later date up until the existing proxy is voted. Secondly, you may vote in person at the meeting. Lastly, you may notify our corporate secretary in writing at 5540 Ekwill Street, Suite D, Santa Barbara, California 93111.

QUORUM

         In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares that we own are not voted and do not count for this purpose.

VOTES NEEDED

         The director nominees receiving a majority of the votes cast during the meeting will be elected to fill the seats of our Board of Directors. For the other proposal to be approved, we require the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Votes which are withheld from voting on a proposal will be excluded entirely and will have no effect in determining the quorum or the majority of votes cast. Abstentions count for quorum purposes, but will have no effect in determining the election of directors. Abstentions, however, will have the effect of a vote against the other proposal. Broker non-votes count for quorum purposes only and not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal. Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the auditors.

ATTENDING IN PERSON

         Only stockholders, their proxy holders, and our invited guests may attend the meeting. If you wish to attend the meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership to the meeting. For example, you could bring an account statement showing that you owned INAMED Corporation shares as of April 19, 1999 as acceptable proof of ownership.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as to the shares of Common Stock owned as of April 19, 1999, by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company, (ii) each person who is presently a director of the Company,
(iii) each of the officers named in the Summary Compensation Table and (iv) all the directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes following the table and subject to community property laws where applicable, the person(s) as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned.


                                                                                   Percent of Class
                                                                 Based on        Based on shares
                                                                  shares        actually owned and      Based on fully
Name and Address of                                            beneficially         currently           diluted shares
Beneficial owner                       Number of Shares          Owned(1)         Outstanding(2)        Outstanding(3)
----------------                       ----------------          --------         --------------        --------------

5% HOLDERS

Appaloosa Management L.P.                  6,046,052(4)             36.8%                   9.0%               30.1%
26 Main Street
Chatham, New Jersey  07928

Oracle Partners, L.P.                      1,297,902(5)             10.2%                   0.6%                6.5%
712 Fifth Avenue, 45th Floor
New York, New York 10019

Donald K. McGhan                           1,275,822(6)             11.1%                  11.0%                6.4%
3800 Howard Hughes Pkwy
Suite 1800
Las Vegas, Nevada 89109

Parker Quillen                               996,124(7)              8.6%                   8.1%                4.5%
c/o Quilcap Corp.
375 Park Avenue
Suite 1404
New York, New York 10152

Richard L. Chilton, Jr.                         702,000              6.1%                   6.1%                3.5%
Chilton Investment Co., Inc.
320 Park Avenue, 22nd Floor
New York, NY 10022

Medical Device Alliance, Inc.                660,000(8)              5.8%                   5.8%                3.3%
3800 Howard Hughes Pkwy
Suite 1800
Las Vegas, Nevada 89109

                                                                             Percent of Class (based on shares
                                               Number of Shares                   Beneficially Owned(1)
                                               ----------------                   ---------------------

OFFICERS AND DIRECTORS(9)

Richard G. Babbitt                                 230,000(10)                            2.0%
Ilan K. Reich                                      305,100(11)                            2.6%
Tom K. Larson, Jr.                                  46,000(12)                            **


Jeffrey J. Barber                                   24,000(13)                           **
James E. Bolin                                           0(14)                           **
Harrison E. Bull                                    60,000(15)                           **
John F. Doyle                                       20,000                               **
Richard Wm. Talley                                  85,000(15)                           **
David A. Tepper                                  6,046,052(4)                            36.7%
John E. Williams                                    60,000(15)                           **
All officers and directors as a group            6,873,952(16)                           40.0%

----------------------
** Less than 1%

(1) The percentages are calculated on the basis of the amount of outstanding securities, which is 11,472,314, plus securities underlying each holder's options, warrants and securities convertible into Common Stock which have been issued and are exercisable within 60 days hereof.

(2) The percentages are calculated on the basis of the amount of outstanding securities, which is 11,472,314, without giving effect to additional securities underlying each holder's options, warrants and convertible securities.

(3) The percentages are calculated on the basis of shares outstanding on a fully-diluted basis, including 11,472,314 shares of Common Stock which are currently outstanding and options and warrants to purchase, and securities convertible into, approximately 8.6 million shares of Common Stock.

(4) Based on the Schedule 13D/A filed jointly in March 1999 by Appaloosa Management L.P. and David A. Tepper. Mr. Tepper is the President of Appaloosa Partners Inc., the general partner of Appaloosa Management L.P. Includes (i) 2,660,343 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock at $5.50 per share, (ii) 1,460,500 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock at $7.50 per share,
         (iii) 579,510 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock at $6.50 per share and (iv) 308,899 shares of Common Stock which Appaloosa has rights to acquire pursuant to an agreement with INAMED.

(5) Includes (i) 749,091 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock at $5.50 per share and (ii) 477,011 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock at $7.50 per share.

(6) Based on a Schedule 13D filed jointly in March 1999 by Donald K. McGhan, Shirley M. McGhan, McGhan Management Corp., McGhan Management Limited Partnership, International Integrated Industries LLC and Medical Device Alliance Inc., includes (i) 87,485 shares owned by McGhan Management Corporation, a corporation for which Mr. McGhan is the chairman; (ii) 197,280 shares owned by McGhan Management Limited Partnership, a limited partnership of which Mr. McGhan is the general partner; (iii) 346,453 shares owned by International Integrated Industries L.L.C., a limited liability corporation of which Mr. McGhan is the managing member; and (iv) 8,571 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock at $7.50 per share. Does not include 207,310 shares of Common Stock owned by Shirley M. McGhan, the wife of Donald K. McGhan, to which Mr. McGhan disclaims beneficial ownership. Pursuant to a letter agreement dated July 8, 1998, Mr. McGhan agreed for a five-year period to comply with various traditional "standstill" provisions, including, among others, to vote all of the Common Stock owned by him or his affiliates (including International Integrated Industries, Inc. and Medical Device Alliance Inc.) in proportion to the votes (or abstentions) of all other shareholders on any matter submitted to a vote or consent of shareholders, except for a vote on any proposed business combination, recapitalization or other similar transaction.

(7) Based on a Schedule 13G filed jointly in December 1998 by Little Wing, L.P., Quilcap Corp., Tradewinds Fund Ltd., Little Wing Too, L.P., Quilcap International Corp. and Parker Quillen, includes (i) 37,455 shares of Common stock issuable upon the exercise of warrants to purchase Common Stock at $5.50 per share, (ii) 23,851 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock at $7.50 per share and (iii) 8,159 shares of Common Stock issuable upon the exercise of warrants to purchase Common Stock at $6.50 per share.

(8) Based on a Schedule 13D/A filed jointly in March 1999 by Donald K. McGhan, Shirley M. McGhan, McGhan Management Corp., McGhan Management Limited Partnership, International Integrated Industries LLC and Medical Device Alliance Inc. ("MDA"), a corporation for which Mr. McGhan is the chairman. As set forth in the Schedule 13D/A, Mr. McGhan does not have the power as an officer, director or Chairman of MDA to vote or dispose of the shares owned by MDA. Does not include a four-year warrant to purchase 260,000 shares of Common Stock which is not exercisable if and to the extent that it would result in Mr. McGhan and his affiliates becoming the beneficial owners of more than 20% of the outstanding Common Stock at that time. Pursuant to a letter agreement dated July 8, 1998, Mr. McGhan agreed for a five-year period to comply with various traditional "standstill" provisions, including, among others, to vote all of the Common Stock owned by him or his affiliates (including International Integrated Industries, Inc. and
         MDA) in proportion to the votes (or abstentions) of all other shareholders on any matter submitted to a vote or consent of shareholders, except for a vote on any proposed business combination, recapitalization or other similar transaction.

(9) The address of each officer and director is 5540 Ekwill Street, Suite D, Santa Barbara, California 93111.

(10) Includes 200,000 shares of Common Stock issuable upon the exercise of options and/or warrants within 60 days hereof.

(11) Includes 275,000 shares of Common Stock issuable upon the exercise of options and/or warrants within 60 days hereof.

(12) Includes 45,000 shares of Common Stock issuable upon the exercise of options and/or warrants within 60 days hereof.

(13) Includes 10,000 shares of Common Stock issuable upon the exercise of options and/or warrants within 60 days hereof.

(14) Mr. Bolin is the Vice President of Appaloosa Partners Inc., the general partner of Appaloosa Management L.P. Mr. Bolin disclaims beneficial ownership of all shares owned by Appaloosa Management L.P.

(15) Consists of shares of Common Stock issuable upon the exercise of options and warrants within 60 days hereof.

(16) Includes 5,744,252 shares of Common Stock issuable upon the exercise of options and warrants within 60 days hereof.

PROPOSAL 1. ELECTION OF DIRECTORS

         Unless otherwise specified, all proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the next annual meeting of stockholders of the Company and until their successors shall be duly elected and shall have qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting.

         Except for Dr. Malcolm Currie and Dr. Mitchell Rosenthal, all nominees for director are currently directors of the Company. The terms of the current directors expire at the next annual meeting of stockholders and when their successors are duly elected and shall have qualified. Harrison E. Bull and Richard Wm. Talley, who are currently directors of the Company, have not been nominated for re-election as directors. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.

         The names of the nominees are set forth below, as well as certain information concerning the nominees and the executive officers of the Company, together with their ages and positions. There are no family relationships among any of the Company's directors and executive officers.

NOMINEES FOR DIRECTOR


NAME                                            AGE     POSITION
----                                            ---     --------

Richard G. Babbitt                              73      Chairman of the Board and Chief Executive Officer

James E. Bolin                                  40      Director

Malcolm R. Currie, Ph.D.                        72      Director Nominee

John F. Doyle                                   69      Director

Ilan K. Reich                                   44      President and Director

Mitchell S. Rosenthal, M.D.                     63      Director Nominee

David A. Tepper                                 41      Director

John E. Williams, M.D.                          78      Director

EXECUTIVE OFFICERS WHO ARE NOT
DIRECTORS

Jeffrey J. Barber                               39      Executive Vice President, Business Development

Tom K. Larson, Jr.                              63      Vice President, Finance and Administration,
                                                        Chief Financial Officer

John P. Strohmeyer                              55      Vice President, Manufacturing

RICHARD G. BABBITT

         Mr. Babbitt has served as the Chief Executive Officer and President of INAMED since January 22, 1998, and Chairman since February 6, 1998. He has been associated with DNA Technologies, Inc., Ben Hogan Company, B.I. Industries, American Safety Equipment Corporation, Welsh Manufacturing and Medical Supply Company in C.E.O. and Board positions.

JAMES E. BOLIN

         Mr. Bolin has served as a director of INAMED since March 18, 1999. Mr. Bolin has been a Vice President and Secretary of Appaloosa Partners Inc. since 1995. He has previously been a Vice President and Director of Corporate Bond Research at Goldman, Sachs & Co. He also worked at Smith Barney, Harris Upham in the Fixed Income Research Department. Mr. Bolin holds a Bachelor of Arts from Washington University in St. Louis and an MBA in accounting and finance from University of Missouri-St. Louis.

MALCOLM R. CURRIE, PH.D.

         Dr. Currie has served as the President and CEO of Currie Technologies Incorporated, an electric transportation company, since 1997. He has been the Chairman Emeritus of Hughes Aircraft Company since his retirement in 1992 as Chairman and CEO. He has had an extensive career in high technology research, engineering and management. Dr. Currie currently serves on the Boards of Directors of the following publicly traded companies: Investment Company of America, SMA Corporation, UNOCAL Corporation and LSI Logic Corporation. Dr. Currie also serves as the Chairman of the University of Southern California Board of Trustees. He has previously served as President and CEO of Delco Electronics Corporation and GM Hughes Electronics Corporation. Dr. Currie holds a B.A. in Physics and a Ph.D. in Engineering Physics from the University of California at Berkeley.

JOHN F. DOYLE

         Mr. Doyle has served as a director of INAMED since March 18, 1999. He currently performs marketing and management consulting, primarily for start-up companies, since 1992. Prior to 1992, Mr. Doyle worked with IBM and Craig Corporation in executive and sales and marketing positions. He served as the Chairman and Chief Executive Officer of Pioneer Electronics (USA) Inc. from 1971 to 1986. Mr. Doyle currently serves on the Board of Directors of the Pomona Valley Hospital Foundation, and has served on the Board of various consumer groups as well as business and philanthropic organizations. Mr. Doyle holds a Bachelor of Arts from Miami University of Ohio.

ILAN K. REICH

         Mr. Reich has served as a director of INAMED since January 22, 1998 and President since December 22, 1998. Prior to becoming President, he was Executive Vice President since January 22, 1998. Until that time he was a partner with the New York law firm of Olshan Grundman Frome & Rosenzweig LLP, specializing in corporate and securities law. From 1988 to June 1996, Mr. Reich served in various senior executive positions with public and private companies controlled by a private investor, including Western Publishing Group, Inc., the largest U.S. publisher of children's books, and Rabco Health Services, Inc., a distributor of medical/surgical products and a wholesale pharmaceutical company. Mr. Reich holds a Bachelor of Arts from Columbia College and a J.D. from Columbia Law School, and is a member of various bar associations.

MITCHELL S. ROSENTHAL, M.D.

         Dr. Rosenthal is a psychiatrist and the president of Phoenix House Foundation, which he founded over 30 years ago and which is the nation's largest non-profit substance abuse treatment and prevention system, with more than three dozen programs in New York, California, Texas and Florida. Dr. Rosenthal has been a White House advisor on drug policy, a special consultant to the Office of National Drug Control Policy and serves on the New York State Advisory Council on Alcoholism and Substance Abuse, which he chaired from 1985 to 1997. Dr. Rosenthal is a lecturer in psychiatry at Columbia University's College of Physicians and Surgeons and a former president of the American Association of Psychoanalytic Physicians. He is a graduate of Lafayette College and earned his M.D. from the State University of New York. Dr. Rosenthal is a member of the Council on Foreign Relations and serves on the Board of the Pro Musicis Foundation.

DAVID A. TEPPER

         Mr. Tepper has served as a director of INAMED since March 18, 1999. Mr. Tepper has been President of Appaloosa Partners Inc. since its formation in 1993. He was previously head trader in the High Yield Department of Goldman, Sachs & Co. He also has been employed by Keystone Funds and Republic Steel. Mr. Tepper holds an MBA from Carnegie Mellon University and a Bachelor of Arts with honors in Economics from the University of Pittsburgh.

JOHN E. WILLIAMS, M.D.

         Dr. Williams has served as a director of INAMED since March 31, 1997. Dr. Williams is a plastic surgeon specializing in aesthetic surgery. He is currently not practicing. He is a Diplomat of the American Board of Plastic Surgery and is a Fellow of the American College of Surgeons. Dr. Williams is a member of the American Society of Plastic and Reconstructive Surgeons and the American Society of Aesthetic Plastic Surgeons. He holds memberships in state, national and international plastic surgery societies and is a member of the American Medical Association and the Los Angeles County Medical Association.

JEFFREY J. BARBER

         Mr. Barber has served as an Executive Vice President, Business Development of INAMED since March 31, 1997. Mr. Barber originally joined the Company in 1992 as Worldwide Marketing Manager for McGhan Medical Corporation. He later became Vice President of Business Development and Marketing. In 1996 he became a vice president of the Company responsible for marketing, business development and international development. Prior to his employment with the Company, Mr. Barber held positions with Chiron Corporation and Baxter Healthcare, Inc.

TOM K. LARSON, JR.

         Mr. Larson has served as Vice President, Finance and Administration and Chief Financial Officer of INAMED since April 1, 1998. Mr. Larson has broad experience in financial and operating management in a wide range of industries. He is a 16-year veteran of Xerox Corporation, with financial and administrative roles in their telecommunications business, research laboratories and special products division, which included aerospace and medical diagnostic products. He has also been the CFO of Revell Corporation (a Rothchilds company), a maker of scale model kits, and for the past eight years was the CFO of a privately held specialty bed manufacturer. Mr. Larson has a B.A. degree from Allegheny College, a Masters degree from the University of Pittsburgh and has attended programs at Harvard Business School.

JOHN P. STROHMEYER

         Mr. Strohmeyer has served as Vice President, Manufacturing since November 2, 1998. Mr. Strohmeyer has been involved in the electronics and automotive industries, including Nissan Motor Corporation and Nippondenso (Japan). He has been involved in start-ups, re-engineering of manufacturing facilities, relocation and development of international operations, and is skilled in manufacturing and general management of companies. Mr. Strohmeyer holds a B.S. from Long Beach State University, California.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

MEETINGS OF DIRECTORS AND DIRECTORS COMPENSATION

         For the fiscal year ended December 31, 1998, there were seven meetings of the Board of Directors. All of the directors attended each meeting. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware.

         The Board of Directors has created an Audit Committee, a Compensation Committee and a Nominating Committee. The members of the Audit Committee are Messrs. Bull and Talley and Dr. Williams. The Audit Committee is charged with reviewing the Company's annual audit and meeting with the Company's independent auditors to review the Company's internal controls and financial management practices. The members of the Compensation Committee are Messrs. Bull and Talley and Dr. Williams. The Compensation Committee recommends to the Board of Directors compensation for the Company's key employees and administers the Company's option plans. The members of the Nominating Committee are Messrs. Bolin and Reich and Dr. Williams. The Nominating Committee recommends nominees to the Board of Directors of the Company.

         Directors who are not employees of the Company receive an annual fee of $25,000 and a fee of $1,000 for each Board of Directors meeting attended, and are reimbursed for their expenses. In addition, upon their initial election Directors receive options to purchase 5,000 shares of Common Stock, and thereafter receive options to purchase 5,000 shares of Common Stock on each subsequent anniversary of their election to the Board of Directors as long as they remain Directors. Directors who are employees are not entitled to any compensation for their service as a director.

                             EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table sets forth, for the fiscal years indicated, all compensation awarded to, paid to or earned by the following type of executive officers for the fiscal years ended 1996, 1997 and 1998: (i) individuals who served as, or acted in the capacity of, the Company's chief executive officer for the fiscal year ended December 31, 1998 (Donald K. McGhan served as the Company's chief executive officer until January 22, 1998 at which time he was replaced by Richard G. Babbitt); (ii) the Company's other most highly compensated executive officers, whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 1998 and who were employed at the end of fiscal year 1998; and (iii) individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of fiscal year 1998 (Jim J. McGhan served as the Company's chief operating officer until June 24, 1998). The Company did not have any executive officer, except for Mr. Donald K. McGhan and Mr. Jim J. McGhan, whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 1998 and who was not the Company's employee at the end of fiscal year 1998.


                                                                                            Long-Term
                                                   Annual Compensation                    Compensation
                                   ---------------------------------------------------
                                                                               Other             Stock
                                                                               Annual         Options/SARs      All Other
                                                                            Compensation        Granted          Compen-
                                                                                 $           (in shares)(#)   sation ($)(1)
                                                                                ---          --------------   -------------
                                                 Salary         Bonus
   Name and Principal Position        Year          $             $
   ---------------------------                      --            -

CURRENT OFFICERS

Richard G. Babbitt (2)                1998          356,923       100,000               --           400,000      157,000(3)
Chairman, Chief Executive Officer

Ilan K. Reich (4)                     1998          363,077       100,000               --           400,000         714
President

Tom K. Larson, Jr. (5)                1998          119,308           500               --            40,000      55,458(6)
V.P. Finance and Administration
Chief Financial Officer

Jeffrey J. Barber                     1998          208,377           500               --              --           462
Executive Vice President              1997          120,462         9,162               --              --         5,536(7)

PERSONS NO LONGER AFFILIATED WITH
THE COMPANY

Donald K. McGhan (8)                  1998            6,078            --               --              --         3,104 (9)
Chairman, Chief Executive             1997           27,763            --               --              --        20,289(10)
Officer and President                 1996            6,427                                                       32,994(11)


Jim J. McGhan (12)                    1998          189,693            --               --              --           714
Chief Operating Officer               1997          218,077         3,462      180,000(13)              --           536
                                      1996               --            --      330,000(13)              --             -

-----------------

(1) Amounts shown, unless otherwise noted, reflect employer contributions to group term life insurance premiums.

(2) Mr. Babbitt has served as Chief Executive Officer since January 22, 1998 and Chairman since February 6, 1998.

(3) Includes a relocation allowance of $100,000, an automobile allowance of $15,837 and temporary living expenses of $32,344.

(4) Mr. Reich has served as a director since January 22, 1998 and President since December 22, 1998. Prior to becoming President, he was Executive Vice President since January 22, 1998.

(5) Mr. Larson has served as Vice President, Finance and Administration and as Chief Financial Officer since April 1, 1998.

(6) Includes a moving allowance of $50,000 and miscellaneous reimbursements of $3,946.

(7)      Includes reimbursed moving costs of $5,201.

(8) Mr. Donald McGhan was Chairman from 1985 to February 6, 1998, President from January 1987 to March 1997, and Chief Executive Officer from April 1987 until June 1992 and March 31, 1997 until January 22, 1998.

(9) Includes an automobile allowance and parking expense reimbursement of $2,285.

(10) Includes an automobile allowance and parking expense reimbursement of $17,380.

(11)     Includes an automobile allowance of $28,080.

(12) Mr. Jim McGhan served as Chief Operating Officer from January 22, 1998 to June 24, 1998 and served as President from March 31, 1997 to January 22, 1998. Mr. McGhan's employment with the Company ceased on June 24, 1998. Prior to his direct employment with the Company, he served as a consultant to one of the Company's subsidiaries, McGhan Medical Corporation.

(13)     Represents consulting fees paid to Mr. McGhan.

         The following table sets forth certain information regarding stock option grants made to each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED ANNUAL
                                                                                            RATES OF STOCK PRICE
                                                                                              APPRECIATION FOR
                                    INDIVIDUAL GRANTS                                            OPTION TERM
                                                 % OF TOTAL
                                                   OPTIONS
                         NUMBER OF SECURITIES    GRANTED TO       EXERCISE
                          UNDERLYING OPTIONS    EMPLOYEES IN       PRICE      EXPIRATION
          NAME              GRANTED (#)(1)       FISCAL YEAR       ($/SH)        DATE          5%($)      10%($)
          ----              --------------      ------------      --------      ------         -----      ------
CURRENT OFFICERS

Richard G. Babbitt                    400,000      27.3%           3.525        1/31/08      829,720     2,156,320
Ilan K. Reich                         400,000      27.3%            3.95        1/22/08      863,630     2,310,560
Tom K. Larson                          20,000(2)    1.4%            1.45        3/24/05      122,264      180,486
                                       25,000       1.7%            5.51        4/1/08        76,043      202,672
Jeffrey J. Barber                           0        -               -             -            -            -

PERSONS NO LONGER
AFFILIATED WITH THE COMPANY

Donald K. McGhan                            0        -               -             -            -            -
Jim J. McGhan                               0        -               -             -            -            -

-------------------
(1) Unless otherwise noted, amounts represent shares of Common Stock underlying warrants to purchase shares of Common Stock.

(2)      Represents options granted under the Company's 1986 Plan.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The  following   table  sets  forth  certain   information   concerning
unexercised stock options held by the executive officers named in the Summary Compensation Table as of December 31, 1998.


                                      NUMBER OF SECURITIES UNDERLYING UNEXERCISED  VALUE OF UNEXERCISED IN-THE-MONEY
                                          OPTIONS AT 1998 FISCAL YEAR-END(#)      OPTIONS AT 1998 FISCAL YEAR-END($)(1)
NAME                                         EXERCISABLE/UNEXERCISABLE               EXERCISABLE/UNEXERCISABLE
----                                  -------------------------------------------  ------------------------------------

CURRENT OFFICERS
Richard G. Babbitt                                     0/400,000                              0/2,495,000
Ilan K. Reich                                       75,000/400,000                         350,812/2,665,000
Tom K. Larson                                        20,000/25,000                          174,750/116,937
Jeffrey J. Barber                                      10,000/0                                 87,375/0

PERSONS NO LONGER AFFILIATED
WITH THE COMPANY
Donald K. McGhan                                          0/0                                     0/0
Jim J. McGhan                                             0/0                                     0/0

-------------------

(1) On December 31, 1998, the last reported sales price of the Common Stock as reported on the OTC Bulletin Board was $10-3/16.

STOCK OPTION EXERCISES IN 1998

         None of the executive officers named in the summary compensation table herein exercised any options to purchase Common Stock during 1998.

STOCK OPTION PLANS

         In 1984, McGhan Medical Corporation adopted an incentive stock option plan (the "1984 Plan"). Under the terms of the 1984 Plan, 100,000 shares of its Common Stock were reserved for issuance to key employees at prices not less than the market value of the stock at the date the option is granted. In 1985, INAMED Corporation agreed to substitute options to purchase its shares of Common Stock (on a two-for-one basis) for those of McGhan Medical Corporation. No options were granted under the 1984 Plan during 1996 and 1997. Options to purchase 10,000 shares of Common Stock of the Company were granted under the 1984 Plan during 1998.

         In 1986, the Company adopted an incentive and nonstatutory stock option plan (the "1986 Plan"). Under the terms of the 1986 Plan, 300,000 shares of Common Stock were reserved for issuance to key employees. No options were granted under the 1986 Plan during 1996 and 1997. Options to purchase 20,000 shares of Common Stock of the Company were granted under the 1986 Plan during 1998.

         In 1993, the Company adopted a Non-Employee Director Stock Option Plan which authorized the Company to issue up to 150,000 shares of Common Stock to directors who are not employees of or consultants to the Company and who are thus not eligible to receive stock option grants under the Company's stock option plans. Pursuant to this Plan, each non-employee director is automatically granted an option to purchase 5,000 shares of Common Stock on the date of his or her initial appointment or election as a director, and an option to purchase an additional 5,000 shares of Common Stock on each anniversary of his or her initial grant date providing he or she is still serving as a director. The exercise price per share is the fair market value per share on the date of grant. At December 31, 1998, options to purchase 30,000 shares were granted under this plan.

         In 1998, the Company adopted a stock option plan (the "1998 Plan"). Under the terms of the 1998 Plan, 450,000 shares of Common Stock were reserved for issuance to key employees. As of the date hereof, 440,000 options to purchase Common Stock at an exercise price of $6.50 per share have been granted to 82 employees under the 1998 Plan.

STOCK AWARD PLAN

         In 1987, the Board of Directors adopted a stock award plan (the "1987 Plan") whereby 300,000 shares of the Company's Common Stock were reserved for issuance to selected employees of the Company. The 1987 Plan was adopted to further the Company's growth, development and financial success by providing additional incentives to employees by rewarding them for their performance and providing them the opportunity to become owners of Common Stock of the Company, and thus to benefit directly from its growth, development and financial success. Shares were awarded under the 1987 Plan to employees as selected by a committee appointed by the Board of Directors to administer the plan. Stock awards totaling 180,388 have been granted as of December 31, 1998. No stock awards were granted under the 1987 Plan during 1998.

EMPLOYMENT, SEVERANCE, AND CHANGE OF CONTROL AGREEMENTS

         On January 22, 1998, Donald K. McGhan resigned as Chief Executive Officer of the Company. Subsequently, on February 11, 1998 Mr. McGhan resigned as Chairman of the Board and director, positions he had held since 1985.

         On January 22, 1998, the Company entered into an Employment Agreement with Richard G. Babbitt (the "Babbitt Agreement"), whereby the Company engaged Mr. Babbitt to act as Chief Executive Officer and President for a term of three years. Under the terms of the Babbitt Agreement, Mr. Babbitt is to be paid $400,000 per year. In addition, Mr. Babbitt received an Executive Officer Warrant granting him the right to purchase 400,000 shares of the Company's Common Stock at an exercise price of $3.525 per share.

         On January 22, 1998, the Company entered into an Employment Agreement with Ilan K. Reich (the "Reich Agreement"), whereby the Company engaged Mr. Reich to act as Executive Vice President for a term of three years. Under the terms of the Reich Agreement, Mr. Reich is to be paid $400,000 per year. In addition, Mr. Reich received an Executive Officer Warrant granting him the right to purchase 400,000 shares of the Company's Common Stock at an exercise price of $3.95 per share. On December 22, 1998, Mr. Reich was elected President of the Company by the Board of Directors.

         Mr. Babbitt and Mr. Reich (each, a "Covered Employee") have each entered into an Employee Severance Agreement (a "Severance Agreement") with the Company. Under the terms of the Severance Agreement, and for a term of three years, upon a change in control of the Company (as defined in the Severance Agreement), and the subsequent termination of the Covered Employee, such Covered Employee will be entitled to certain benefits, including, among other things, a lump sum severance payment equal to 300% of annual base salary and a cash payment in lieu of shares of Common Stock issuable to the Covered Employee upon severance of certain outstanding options. The payments under the Severance Agreement are subject to a "gross-up" provision whereby the Company will pay an additional amount to the Covered Employee to counteract the effect of any excise tax under Section 4999 of the Internal Revenue Code.

         On April 1, 1998, the Company entered into an Employment Agreement with Tom K. Larson, Jr. (the "Larson Agreement"), whereby the Company engaged Mr. Larson to act as Vice President, Finance and Administration and Chief Financial Officer for a term of three years. Under the terms of the Larson Agreement, Mr. Larson is to be paid $165,000 per year. In addition, Mr. Larson received an option to acquire 20,000 shares of the Company's Common Stock at an exercise price of $1.45 under an existing employee stock option plan. Mr. Larson also received an Executive Officer Warrant granting him the right to purchase 25,000 shares of the Company's Common Stock at an exercise price of $5.51 per share.

         On June 24, 1998, Jim J. McGhan's employment with the Company and its subsidiaries was terminated. Mr. McGhan was the Chief Operating Officer of the Company, and he is Donald K. McGhan's son.

COMPENSATION COMMITTEE INTERLOCKS

         The Compensation Committee consists of Messrs. Bull and Talley and Dr. Williams. None of such directors was a party to any transaction with the Company which requires disclosure under Item 402(j) of Regulation S-K.

1998 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Company established a Compensation Committee of the Board of Directors in March 1997. The Compensation Committee determines the cash, stock options and other incentive compensation, if any, to be paid to the Company's executive officers and key employees.

         The Company believes that executive compensation should be closely related to the value delivered to shareholders. This belief has been adhered to by developing incentive pay programs which provide competitive compensation and reflect Company performance. Both short-term and long-term incentive compensation are based on Company performance and the value received by stockholders.

COMPENSATION MAKE-UP AND MEASUREMENT

         The Company's executive compensation is based on three components: base salary, short-term incentives and long-term incentives, each of which is intended to serve the overall compensation philosophy.

BASE SALARY

         The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, level of experience, ability and knowledge of the job.

SHORT-TERM INCENTIVES

         Beginning in 1999, target levels of operating profits and working capital will be established by the senior management of the Company during the budgeting process and approved by the Board of Directors. An incentive award opportunity is established for each employee based on the employee's level of responsibility, potential contribution, the success of the Company and competitive conditions. 25% of an executive's potential bonus relates to his or her achievement of personal objectives and 75% relates to the achievement by the Company and its business units of the pre-established goals for operating profits and working capital.

         The employee's actual award is determined after the end of the fiscal year based on an assessment of the employee's individual performance, including achievement of personal objectives and the Company's achievement of its pre-tax profit and revenue goals. This ensures that individual awards reflect an individual's specific contributions to the success of the Company. If all of the goals of the 1999 short-term incentive plans are met, approximately 30 key employees will share a bonus pool of approximately $2.3 million.

LONG-TERM INCENTIVES

         Stock options are granted from time to time to reward key employees for their contributions. The grant of options is based primarily on the key employee's potential contribution to the Company's growth and profitability.

COMPENSATION OF EXECUTIVE OFFICERS

         On January 22, 1998, Donald K. McGhan resigned as Chief Executive Officer of the Company, and a new senior management team consisting of Richard
G. Babbitt and Ilan K. Reich was installed. As described in the Employment Agreements section above, Messrs. Babbitt and Reich receive an annual base salary of $400,000 as determined by contract. In determining such amount, the Board of Directors considered the responsibilities performed by those officers, their performance in managing and directing the Company's operations and their efforts in assisting the Company to improve its capital base. Based on the significant turnaround of the Company's financial performance, and the settlement of the breast implant litigation achieved in 1998, Messrs. Babbitt and Reich were each awarded a cash bonus of $100,000.

         Compensation Committee: Harrison E. Bull; Richard Wm. Talley; John E. Williams.

                                  OTHER MATTERS

         The Company has been advised by the Securities and Exchange Commission that it has begun a formal investigation of the matters disclosed in the Form 8-K dated March 6, 1998 (the "March Form 8-K") relating to the resignation of Coopers & Lybrand LLP as the Company's independent accountant. The Company is cooperating fully in this investigation. BDO Seidman, LLP was appointed by the Company to succeed Coopers & Lybrand LLP as the Company's accountants. BDO Seidman, LLP has audited the Company's financial statements for the years ended December 31, 1996, 1997 and 1998 and provided the Company with an unqualified auditor's opinion for all periods. The March Form 8-K discussed the reasons for the resignation of Coopers & Lybrand LLP. The Company believes that the procedural and substantive issues raised in that filing have been addressed through a variety of steps, including the appointment of a new senior management team, the continual oversight by an audit committee, and the conversion into equity of the $10.8 million of indebtedness (including accrued interest) owed to an entity controlled by the former chairman at a significant discount which more than adequately reflects the dollar value of any potential related party transactions benefits previously received. The Company does not believe that this investigation will give rise to any material costs, and is seeking to pursue a prompt resolution of this matter so that it can focus its efforts on returning the Company to long-term profitability. Reference is made to the March Form 8-K for additional information. For a discussion of certain matters relating to the Company see Appendix A.

                            COMMON STOCK PERFORMANCE

         The following graph sets forth the Company's total stockholder return as compared to the NASDAQ Market Index and the Standard & Poor's Medical Products and Supplies Index over the period from December 31, 1993 until December 31, 1998. The total stockholder return assumes $100 invested at December 31, 1993 in the Company's Common Stock, the NASDAQ Market Index and the Standard & Poor's Medical Products and Supplies Index. It assumes reinvestment of all dividends.

                                 INDEXED RETURNS


                          12/1993         12/1994       12/1995        12/1996       12/1997        12/1998

INAMED Corporation          100             124           338            324           157            370
Nasdaq Stock Market         100             112           159            195           240            294
(U.S.)

S&P Health Care             100              90           153            175           219            413
(Medical Products &
Supplies)


         There can be no assurance that the Company's stock performance will continue with the same or similar trends depicted in the graph above.

                                 PROPOSAL NO. 2

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of BDO Seidman, LLP has been selected as the independent public accountants for the Company for the fiscal year ending December 31, 1999. Although the selection of accountants does not require ratification, the Board of Directors has directed that the appointment of BDO Seidman, LLP be submitted to the stockholders for ratification due to the significance of their appointment by the Company. If the stockholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of that firm, which served as the Company's independent public accountants for the fiscal year ended December 31, 1998, is expected to be present at the Meeting and, if he so desires, will have the opportunity to make a statement, and in any event will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SELECTION OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                             SOLICITATION STATEMENT

         The Company will bear all expenses in connection with the solicitation of proxies. In addition to the use of the mails, solicitations may be made by the Company's regular employees, by telephone, facsimile or personal contact, without additional compensation. The Company has retained Innisfree M & A, Incorporated to assist the Company in the solicitation of proxies for a fee of $5,000 plus expenses. The Company will, upon their request, reimburse brokerage houses and persons holding shares of Common Stock in the names of the Company's nominees for their reasonable expenses in sending solicited material to their principals.

                              STOCKHOLDER PROPOSALS

         In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than December 30, 1999.

                                  OTHER MATTERS

         So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

                                  ANNUAL REPORT

         The Company has sent, or is concurrently sending, all of its stockholders of record as of April 19, 1999 a copy of its Annual Report for the fiscal year ended December 31, 1998. Such report contains the Company's certified consolidated financial statements for the fiscal year ended December 31, 1998, including that of the Company's subsidiaries.

                                        By Order of the Company,

                                        CAROL A. BRENNAN, Secretary

Dated:   April 30, 1999

                                                                      APPENDIX A

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         From April 1997 until January 1998, International Integrated Industries, LLC ("Industries"), an entity affiliated with Mr. Donald K. McGhan, the Company's former Chairman, Chief Executive Officer and President and large stockholder, lent the Company an aggregate of $9.9 million, of which $8.8 million was included in liabilities at December 31, 1997.

         After Industries began to lend those monies to the Company, Mr. McGhan represented to the Board of Directors that those funds were derived from personal financial resources. In early 1998, however, in connection with Mr. McGhan's unsuccessful efforts to negotiate a payment schedule for the interest and principal of that loan, the Company learned that approximately two-thirds of the monies lent by Industries to the Company were in fact derived from loans made to Industries by Medical Device Alliance, Inc. ("MDA"). MDA is a private company formed by Mr. McGhan in 1995 to develop and market various products for use in ultrasonic liposuction; the Company believes that approximately $20 million has been raised to date by MDA from various outside investors through private placement transactions. The Company does not believe those outside investors were apprised of the loans from MDA to Industries; importantly, however, the investment of those funds in a medical device company such as INAMED was apparently within the permitted scope of the proposed use of funds which existed when those investors made their investment. The Company's Board of Directors has been advised by legal counsel: (a) that the Company has no responsibility whatsoever to the outside investors in MDA for the monies which Mr. McGhan arranged to loan to Industries, which in turn were loaned by Industries to the Company, and (b) that Mr. McGhan, as the controlling person of both MDA and Industries at the times those loans were made, is solely responsible to the outside investors in MDA for his actions with respect to those monies.

         In July 1998 the Company and Mr. McGhan agreed to convert all of the 10.5% subordinated notes (including accrued interest) into 860,000 shares of Common Stock and a warrant to purchase 260,000 shares at $12.40 per share. At the time, the Company's Common Stock was trading at approximately $7.50 per share. In addition, Mr. McGhan (on behalf of himself and his affiliates) agreed to a five year standstill and voting agreement which restricts their ability to vote, sell or acquire their shares of Common Stock.

         In 1997, the Company entered into an agreement to sublease from MDA on a month-to-month basis approximately 5,000 square feet of office space in Las Vegas for $10,000 per month. Donald K. McGhan is the Chairman of MDA. In July 1998 the Company vacated that office space. While it continues as a named party under the lease, in July 1998 Mr. McGhan placed 200,000 shares of Common Stock in escrow with the Company until such time as the Company is no longer liable under the terms of that lease.

         In 1997, the Company signed a distribution agreement with LySonix Inc., a subsidiary of MDA, to sell ultrasonic surgery equipment in the European and Latin American regions. Special incentive discounts were offered to the Company for the introduction of the product in 1997. Net sales in 1998 were approximately $606,000. In 1998, the terms of the original agreement were revised so that the Company would obtain the goods on a consignment basis and not have an obligation with LySonix until the products were sold. This agreement and its revision have been reviewed and approved by the Company's current management.

         During 1992, the Company entered into a rental arrangement with Star America Corporation for rental of an aircraft to provide air transportation for corporate purposes. Michael D. Farney is the only director and officer of Star America Corporation. Rental expense for 1995 and 1994 was $900,000 and $888,000, respectively. In February 1995, the Company received a credit voucher from Star America Corporation for $800,000. This amount represented payments made during 1994 in excess of the actual rental arrangement. At December 31, 1995, the credit voucher had an outstanding balance of $107,670. This balance was paid to the Company on March 11, 1996. The rental arrangement with Star America Corporation was terminated effective December 31, 1995. In 1998 the Internal Revenue Service disallowed approximately $2.7 million of the expenses paid by the Company under the Star America rental agreement. In February 1999 the Company initiated a lawsuit against Messrs. McGhan and Farney, seeking to recover its costs and damages arising from this transaction.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               INAMED CORPORATION

                     PROXY -- ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 3, 1999

         The undersigned, a stockholder of INAMED Corporation, a Delaware corporation (the "Company"), does hereby appoint Richard G. Babbitt and Ilan K. Reich, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 1999 Annual Meeting of Stockholders of the Company to be held at 460 Ward Drive, Santa Barbara, California 93111, on June 3, 1999, at 10:30 A.M., Local Time, or at any adjournment or adjournments thereof.

         The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 30, 1999, and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS, AND TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

  1. To elect the following directors to serve as directors until the 2000 annual meeting of stockholders of the Company and in each case until their successors have been duly elected and qualified:

         Richard G. Babbitt, James E. Bolin, Malcolm R. Currie, John F. Doyle, Ilan K. Reich, Mitchell S. Rosenthal, David A. Tepper and John E. Williams

  ______________ FOR ALL NOMINEES    ________________ WITHHELD FROM ALL NOMINEES


  WITHHELD______________________________________________________________________

         TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEES(S), PRINT NAME ABOVE

  2. To ratify the appointment of BDO Seidman, LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1999.

             FOR ___________      AGAINST  ________          ABSTAIN ______


  3. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may come before the Meeting.

NOTE: Your signature should appear the same as your name appears hereon. In signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed in the United States.

  Signature: ________________________       Date___________


  Signature: ______________________         Date___________

  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW:  _____________